Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of EvergreenBancorp, Inc. of our report dated March 12, 2008 on the consolidated financial statements of EvergreenBancorp, Inc. appearing in the 2007 Form 10-K of EvergreenBancorp, Inc. and to the reference to us under the headings “Experts” in the Form S-3 Registration Statement.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Oak Brook, Illinois

May 20, 2008